UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2007

                             UNIVERSAL TRAVEL GROUP
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        000-51516                                         90-0296536
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

              10940 Wilshire Blvd. Suite 1600 Los Angeles, CA 90024
               (Address of Principal Executive Offices) (Zip Code)

                                  310-443-4151
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

      On April 10, 2007, Universal Travel Group (the "Registrant", or "UTVG"), Full Power Enterprises Global Ltd. ("FPEG") , Shenzhen Yu Zhi Lu Aviation Service Company Limited ("YZL"), Shenzhen Speedy Dragon Enterprise Limited ("SSD"), and Xiangsheng Song ("Song"), the sole shareholder of SSD, entered into a Share Exchange Agreement (the "Share Exchange Agreement") pursuant to which YZL acquired 100% of the stock of SSD in a stock and cash transaction valued at approximately US $4,000,000. Under the Share Exchange Agreement, in exchange for surrendering his shares in SSD, Song received both stock consideration and cash consideration. The stock consideration consisted of 714,285 newly issued shares of the Registrant's common stock. The cash consideration consisted of $3,000,000, payable no later than April 10, 2008. The obligation to pay the cash consideration is evidenced by an interest-free promissory note between the Registrant and Song. The form of the promissory note is attached as an exhibit to the Share Exchange Agreement. A copy of the Share Exchange Agreement is filed as Exhibit 10.1 to this Current Report.

      The transaction described in the Share Exchange Agreement is referred to in this Report as the "Share Exchange Transaction." This summary of the Share Exchange Transaction, and any material terms and conditions of the Share Exchange Agreement discussed herein, are qualified in their entirety by the terms and conditions of the Share Exchange Agreement.

      1. The Share Exchange Agreement

      The signing of the Share Exchange Agreement occurred on April 10, 2007. The Share Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the share exchange. The Share Exchange Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Share Exchange Transaction for 18 months.

      2. The Parties to the Share Exchange Agreement

      YZL is a wholly owned subsidiary of FPEG, and FPEG is a wholly owned subsidiary of UTVG. SSD is a corporation formed under the laws of the China. SSD engages in the business of air freight forwarding. Xiangsheng Song was the sole shareholder of SSD.

Item 2.01. Completion of Acquisition or Disposition of Assets.

      Pursuant to the Share Exchange Agreement, the Registrant completed the Share Exchange Transaction and acquired SSD from Song. As a result of the Share Exchange Transaction, SSD became a wholly-owned subsidiary of YZL, which, in turn, made the Registrant the indirect owner of SSD. Further information about the Share Exchange Agreement and the Share Exchange Transaction is provided above under Item 1.01 of this Current Report.

      A. Description of Business

      SSD is engaged in the business of air freight forwarding. SSD is located in Shenzhen City and organized under the laws of China. The physical location of SSD is #1 Terminal Road, Suite 593-59, Baoan Airport, Shenzhen City, Guangdong Province, P. R. China. The company is a nationwide cargo logistics company providing commercial, point-to-point parcel and container transportation services. It also operates as an international and domestic freight forwarding agency for Chinese civil aviation companies and provides railway and express delivery services.

      SSD has a fleet of more than 200 franchised vehicles and manages warehouses totaling 40,000 square meters (approximately 430,556 square feet), which it uses to stage, transfer, and store packages in transit. The annual volume of the company's air cargo transportation accounted for approximately 30% of the total air cargo market in Shenzhen, China.


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Item 3.02 Unregistered Sales of Equity Securities.

      On April 10, 2007, Universal Travel Group (the "Registrant", or "UTVG"), Full Power Enterprise Global Limited ("FPEG"), Shenzhen Yu Zhi Lu Aviation Service Company Limited ("YZL"), Shenzhen Speedy Dragon Enterprise Limited ("SSD"), and Song, entered into a Share Exchange Agreement (the "Share Exchange Agreement") pursuant to which YZL acquired 100% of SSD in a stock and cash transaction valued at approximately US $4,000,000. Under the Share Exchange Agreement, in exchange for his shares in SSD, Song received both stock consideration and cash consideration. The stock consideration consisted of 714,285 newly issued shares of the Registrant's common stock.

Exhibits

      10.1 Share Exchange Agreement Dated April 10, 2007


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007                 UNIVERSAL TRAVEL GROUP

                                     /s/ Jiangping Jiang
                                     -------------------------------------------
                                     Name: Jiangping Jiang
                                     Title: Chairman and Chief Executive Officer